INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 43 to Registration Statement No. 33-24962 of the
American Skandia Trust of our report dated February 9, 2001, appearing in the Statement of Additional Information which is a part of such Registration, and to the reference to us under the caption "Financial Highlights"
appearing in the Prospectus, which is also a part of such Registration Statement.

/s/Deliotte & Touche LLP
Deloitte & Touche LLP
New York, New York
December 10, 2001